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                                                                      EXHIBIT 15

September 11, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 12, 2003 on our review of interim financial information of Abercrombie & Fitch Co. (the "Company") as of and for the period ended August 2, 2003 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-8, Registration Nos. 333-15941, 333-15943, 333-15945, 333-60189, 333-81373, 333-60203, 333-100079, 333-107648 and
333-107646.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

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